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                                                                   EXHIBIT 10.24


                               September 26, 2005

KeyBanc Capital Markets
As Representative of the Co-Placement Agents
127 Public Square
Cleveland, Ohio 44114


Ladies and Gentlemen:

     This letter is being delivered to KeyBanc Capital Markets, a division of McDonald Investments Inc., it its capacity as placement agent and on behalf of Sanders Morris Harris, Inc. (the "Placement Agent") of BPI Industries Inc., a British Columbia corporation (the "Company"), in connection with the offer and sale by the Company of shares of its common stock, no par value (the "Common Stock"), to various investors (the "Investors") pursuant to a stock purchase agreement (the "Agreement") dated September 20, 2005.

     In order to induce each Investor to enter into an Agreement for the purchase of shares of Common Stock of the Company, the undersigned agrees not to, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), shares of Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company, nor will the undersigned engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of shares of Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for, shares of Common Stock of the Company, by the undersigned or any other person or entity or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of shares of Common Stock of the Company by the undersigned, in each case until the date on which the Registration Statement (as defined in the Agreement) is declared effective by the Securities and Exchange Commission; provided, however, the undersigned may sell, dispose of, loan, pledge, hypothecate or otherwise transfer shares of Common Stock to the extent necessary to pay the exercise price for, and all taxes incurred in connection with, the exercise of any options or warrants that would otherwise expire during the period until the Registration Statement is declared effective by the Securities and Exchange Commission. Such prohibited hedging or other transactions include, without limitation, effecting any short sale or equity swap transaction or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to shares of Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company.

     The undersigned acknowledges that each Investor is relying on the agreements contained in this letter in determining to enter into an Agreement to purchase shares of Common Stock of the Company.


                                        Very truly yours,


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